EXHIBIT 10.42

First Amendment
To
Change of Control and Severance Benefits Agreement

This First Amendment (the “First Amendment”) to Change of Control and Severance Benefits Agreement is made this 27h day of September, 2008, by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”), on the one hand, and David Harding, Vice President of Engineering and Chief Technical Officer, on the other hand (the “Executive”).

WHEREAS, the Company and the Executive entered into a Change of Control and Severance Benefits Agreement dated as of May 21, 2007 (the “Severance Agreement”); and

WHEREAS, the Executive continues to perform valuable services for the Company and the Company desires to assure itself of the continuing services of Executive; and

WHEREAS, in consideration of the foregoing and in order to amend the terms of the Agreement and to provide for the continued services of the Executive in accordance with the present intent of the Company and the Executive.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants contained in the Severance Agreement, the parties do hereby agree that the Severance Agreement is hereby amended as follows:

Section “2. Term of Agreement”  strike the language “continue until the second anniversary of the Effective Date” and replace it with “continue until June 30, 2009”.

_________________________________                                                              _________________________________

        ImageWare Systems, Inc.                                                                                     David Harding